Exhibit 99.2

A. O. SMITH CORPORATION

(condensed consolidated financial statements -

dollars in millions, except per share data)

Statement of Earnings

(unaudited)

	Three Months ended March 31
	2012	2011
Net sales	$468.6	$417.4
Cost of products sold	319.5	290.4

Gross profit	149.1	127.0

Selling, general and administrative	105.3	89.3
Interest expense	3.0	1.8
Other (income) expense	(29.1)	2.2

	69.9	33.7
Provision for income taxes	22.4	9.5

Earnings from continuing operations	47.5	24.2

Earnings from discontinued EPC operations, net of tax	—	16.8

Net earnings	$47.5	$41.0

Diluted earnings per share of common stock
Continuing operations	$1.02	$0.52
Discontinued operations	—	0.36

Net	$1.02	$0.88

Average common shares outstanding (000's omitted)	46,488	46,540

A. O. SMITH CORPORATION

Balance Sheet

(dollars in millions)

	(unaudited) March 31 2012	December 31 2011
ASSETS:

Cash and cash equivalents	$367.2	$463.4
Marketable securities	60.9	—
Receivable from sale of securities	64.7	—
Receivables	386.7	368.4
Inventories	172.2	168.4
Deferred income taxes	32.0	24.6
Investments	—	162.4
Other current assets	23.0	21.5

Total Current Assets	1,106.7	1,208.7

Net property, plant and equipment	319.9	315.3
Goodwill and other intangibles	784.7	786.5
Other assets	38.9	38.5

Total Assets	$2,250.2	$2,349.0

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Trade payables	$302.8	$302.5
Accrued payroll and benefits	32.8	41.9
Accrued liabilities	66.5	69.6
Income taxes	24.2	4.5
Product warranties	44.1	43.7
Long-term debt due within one year	18.6	18.6
Current tax and other liabilities - discontinued EPC operations	13.4	31.5

Total Current Liabilities	502.4	512.3

Long-term debt	300.6	443.0
Pension liabilities	142.1	139.5
Other liabilities	156.1	159.7
Long-term liabilities - discontinued EPC operations	8.3	8.7
Stockholders’ equity	1,140.7	1,085.8

Total Liabilities and Stockholders’ Equity	$2,250.2	$2,349.0

A. O. SMITH CORPORATION

Statement of Cash Flows

(dollars in millions)

(unaudited)

	Three Months ended March 31
	2012	2011
Operating Activities
Net earnings	$47.5	$41.0
Less earnings from discontinued operations	—	(16.8)
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation & amortization	13.4	10.8
Loss on disposal of assets	0.1	0.2
Gain on investments	(27.2)	—
Net changes in operating assets and liabilities, net of acquisitions:
Current assets and liabilities	(21.5)	(45.8)
Noncurrent assets and liabilities	2.7	(41.7)

Cash Provided by (Used in) Operating Activities - continuing operations	15.0	(52.3)
Cash (Used in) Provided by Operating Activities - discontinued operations	(18.5)	0.1

Cash Used in Operating Activities	(3.5)	(52.2)

Investing Activities
Capital expenditures	(13.1)	(12.4)
Investment in marketable securities	(60.9)	—
Net proceeds from sale of securities	122.9	—

Cash Provided by (Used in) Investing Activities - continuing operations	48.9	(12.4)
Cash Provided by (Used in) Investing Activities - discontinued operations	—	(3.1)

Cash Provided by (Used in) Investing Activities	48.9	(15.5)

Financing Activities
Long-term debt (retired) incurred	(143.1)	77.2
Common stock repurchase	—	(5.7)
Net proceeds from stock option activity	8.8	7.9
Dividends paid	(7.3)	(6.4)

Cash (Used in) Provided by Financing Activities - continuing operations	(141.6)	73.0
Cash Provided by Financing Activities - discontinued operations	—	—

Cash (Used in) Provided by Financing Activities	(141.6)	73.0

Net (decrease) increase in cash and cash equivalents	(96.2)	5.3
Cash and cash equivalents - beginning of period	463.4	118.9

Cash and Cash Equivalents - End of Period	$367.2	$124.2

A. O. SMITH CORPORATION

Business Segments

(dollars in millions)

(unaudited)

	Three Months ended March 31
	2012	2011
Net sales
North America	$353.3	$321.7
Rest of World	124.2	105.2
Inter-segment sales	(8.9)	(9.5)

	$468.6	$417.4

Earnings
North America	$42.2	$38.1
Rest of World	14.2	10.8

	56.4	48.9

Corporate income (expense) (1)	16.5	(13.4)
Interest expense	(3.0)	(1.8)

Earnings before income taxes	69.9	33.7

Tax provision	22.4	9.5

Earnings from continuing operations	$47.5	$24.2

(1) includes net gain (loss) on investments of:	$27.2	$(1.6)

Quarterly Sales and Earnings by Segment

2011 and 2010

(dollars in millions)

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Total Year
	2011	2010	2011	2010	2011	2010	2011	2010	2011	2010
Sales
North America	$321.7	$297.8	$303.6	$287.4	$310.5	$288.6	$353.7	$281.6	$1,289.5	$1,155.4
Rest of World	105.2	75.3	110.4	95.9	110.5	99.1	129.5	98.6	455.6	368.9
Inter-segment	(9.5)	(6.4)	(8.8)	(8.3)	(9.0)	(10.2)	(7.4)	(10.1)	(34.6)	(35.0)

	417.4	366.7	405.2	375.0	412.0	377.5	475.8	370.1	1,710.5	1,489.3

Earnings
North America	38.1	35.8	38.3	(5.2)	30.8	25.9	46.8	34.6	154.0	91.2
Rest of World	10.8	8.2	11.0	13.0	9.0	11.8	11.8	9.6	42.7	42.4
Inter-segment	—	—	—	—	—		(0.2)	(0.7)	(0.2)	(0.7)

	48.9	44.0	49.3	7.8	39.8	37.7	58.4	43.5	196.5	132.9
Corporate (expense) income	(13.4)	(13.3)	(6.3)	(12.8)	2.5	(12.6)	(8.5)	(13.0)	(25.7)	(51.6)
Interest expense	(1.8)	(1.7)	(2.1)	(1.6)	(2.5)	(1.8)	(2.9)	(1.8)	(9.3)	(6.9)

Earnings (loss) before income taxes	33.7	29.0	40.9	(6.6)	39.8	23.3	47.0	28.7	161.5	74.4
Tax provision (credit)	9.5	7.7	12.3	(5.7)	12.9	7.1	15.5	8.2	50.3	17.3

Earnings (loss) from continuing operations	$24.2	$21.3	$28.6	$(0.9)	$26.9	$16.2	$31.5	$20.5	$111.2	$57.1

EPS—Continuing Operations	$0.52	$0.46	$0.62	$(0.02)	$0.58	$0.35	$0.68	$0.44	$2.39	$1.24

Operating Margin
North America	11.8%	12.0%	12.6%	-1.8%	9.9%	9.0%	13.2%	12.3%	11.9%	7.9%
Rest of World	10.3%	10.9%	10.0%	13.6%	8.1%	11.9%	9.1%	9.7%	9.4%	11.5%